UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 7, 2024

ARES STRATEGIC INCOME FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	814-01512	88-6432468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to the SG Funding Facility

On February 9, 2024, Ares Strategic Income Fund (the “Fund”) and ASIF Funding I, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), entered into Amendment No. 2 to the Loan and Servicing Agreement (the “SG Funding Facility Amendment”) to the Loan and Servicing Agreement, dated as of July 26, 2023 (as amended, the “SG Funding Facility”), by and among the Borrower, the Fund as equityholder, the lenders from time to time parties thereto, Société Générale, as swingline lender and agent, the collateral agent and collateral administrator party thereto, and the document custodian party thereto.

The SG Funding Facility Amendment, among other things, increased the total commitments under the SG Funding Facility from $1.0 billion to $1.2 billion, including commitments for up to $130 million of swingline loans subject to the terms of the SG Funding Facility Amendment (any usage of which reduces availability for revolving loans). The other terms of the SG Funding Facility remained materially unchanged.

Borrowings under the SG Funding Facility are subject to the SG Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the SG Funding Facility Amendment and is qualified in its entirety by reference to the copy of the SG Funding Facility Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2024, the Fund’s board of trustees appointed Paul Cho, age 41, as Chief Accounting Officer, effective as of February 15, 2024. Paul Cho is a Managing Director and Chief Accounting Officer in the Finance and Accounting Department of Ares Management Corporation, a Delaware corporation and an affiliate of the Fund’s investment adviser (“Ares”) and the Chief Accounting Officer of Ares Capital Corporation, a publicly traded business development company managed by the Fund’s investment adviser. Prior to joining Ares in 2008, Paul Cho was at Macias Gini & O’Connell LLP, where he focused on audits of state and local government entities. Paul Cho holds a B.A. from the University of California, Berkeley in Economics.

Item 9.01  Financial Statements and Exhibits.

(d)                               Exhibits:

Exhibit Number	Description

10.1*	Amendment No. 2 to the Loan and Servicing Agreement, dated as of February 9, 2024, among ASIF Funding I, LLC, as borrower, Ares Strategic Income Fund, as equityholder and servicer, the lenders from time to time parties thereto, Société Générale, as agent and swingline lender, the collateral agent and collateral administrator party, and the document custodian party.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES STRATEGIC INCOME FUND

Date: February 13, 2024

	By:	/s/ JOSHUA M. BLOOMSTEIN
	Name:	Joshua M. Bloomstein
	Title:	General Counsel and Secretary